Exhibit 5.1

July 22, 2016

Cesca Therapeutics Inc.
2711 Citrus Road
Rancho Cordova, CA 95742

Re:	Registration Statement on Form S-3 filed June 29, 2016

Ladies and Gentlemen:

We have acted as counsel to Cesca Therapeutics Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S–3 that was filed on June 29, 2016, as amended on July 22, 2016 (the “Registration Statement”), relating to the offering and sale by the Company of up to $30,000,000.00 aggregate public offering price, without allocation as to class of securities, of: (i) shares of its common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of its preferred stock, $0.001 par value per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”), in one or more classes or series; (iii) its debt securities, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), in one or more series; (iv) warrants to purchase Debt Securities (the “Debt Securities Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants” and, together with the Debt Securities Warrants and Preferred Stock Warrants, the “Warrants”) (v) units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units”) or any combination of those securities. The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are herein collectively referred to as the “Securities.”

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. In rendering our opinions set forth below, we have assumed:

(i) the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies;

(ii) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties;

(iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

(iv) the issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by proper action and resolution of the Board of Directors of the Company, and in accordance with the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, the Amended and Restated By-laws of the Company, as amended from time to time, and applicable Delaware law, and that, at the time of each such issuance and sale of such Securities, such action and resolution of the Board of Directors (and any other applicable resolutions) will not have been modified or rescinded and the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Securities at such time;

(v) that the Registration Statement, any amendments thereto (including post-effective amendments) and the prospectus contained therein and any and all prospectus supplements required by applicable law have all become effective under the Securities Act of 1933, as amended, and will continue to be effective, and that a prospectus supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby;

(vi) that all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s);

(vii) that any Warrants will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”), that any Warrant and Warrant Agreement will contain provisions stating that they are to be governed by the laws of the State of California, and that any units will be issued under one or more valid, binding, and enforceable unit agreements;

(viii) that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(ix) that any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(x) that a definitive purchase, placement agency, underwriting, subscription or similar agreement, Warrant, Warrant Agreement, unit or unit agreement with respect to any Securities offered will have been duly authorized and validly approved, executed and delivered by the Company and the other parties thereto and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company;

(xi) that any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(xii) at or prior to the time of the delivery of any of the Securities, that there will not have occurred any change in law affecting the authorization, execution, delivery, validity or enforceability of the Securities;

(xiii) that none of the particular terms of the Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company; and

(xiv) that any Securities will be issued and sold with such terms and in such manner as are described in the Registration Statement (as amended from time to time), the prospectus included therein (as amended from time to time) and any related prospectus supplement(s).

Based on the foregoing, we are of the opinion that:

(1) Upon adoption by the Board of Directors of the Company of resolutions in sufficient form and content under the Delaware General Corporation Law to authorize a particular issuance of Common Stock (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and nonassessable shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any validly issued Warrants exercisable for Common Stock or (iii) upon the exchange with or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Stock), upon the issuance and delivery of and payment for such shares of Common Stock (not less than the par value of the Common Stock) in the manner contemplated by the Registration Statement, the prospectus contained therein and the related prospectus supplement(s) and the aforesaid Board of Directors resolutions, and assuming that the Company has a sufficient number of shares of Common Stock reserved for such issuance, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2) Upon the due designation of a series or class of Preferred Stock by the Board of Directors of the Company in accordance with the Delaware General Corporation Law (including, without limitation, the filing of the resolutions designating such series) and adoption by the Board of Directors of the Company of resolutions in sufficient form and content under the Delaware General Corporation Law to authorize a particular issuance of shares of such series or class of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock (i) upon the exercise of any validly issued Warrants exercisable for Preferred Stock, or (ii) upon the exchange with or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock), upon the issuance and delivery of and payment for such shares of Preferred Stock (not less than the par value of the Preferred Stock) in the manner contemplated by the Registration Statement, the prospectus contained therein and the related prospectus supplement(s) and the aforesaid Board of Directors resolutions, and assuming that the Company has a sufficient number of shares of such series or class of Preferred Stock reserved for such issuance, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3) Upon adoption by the Board of Directors of the Company of resolutions in sufficient form and content under the Delaware General Corporation Law to authorize the terms and issuance of the Debt Securities and when such Debt Securities have been duly executed and delivered against payment therefor in the manner contemplated by the Registration Statement, the prospectus contained therein and the related prospectus supplement(s), the aforesaid Board of Directors resolutions and as required by applicable law, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) When (a) a Warrant Agreement for the applicable Warrants has been duly authorized, executed and delivered by the Company and a purchaser of such Warrants and (b) such Warrants have been duly authorized, executed and delivered, and issued and sold in the form and in the manner contemplated in the Registration Statement, the prospectus contained therein and the related prospectus supplement(s) and as required by applicable law, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5) With respect to any Units to be offered by the Company, when (a) a unit agreement for the applicable Units has been duly authorized, executed and delivered by the Company and, as applicable, a purchaser of such Units or the unit agent named therein, (b) the Board of Directors of the Company has adopted resolutions in sufficient form and content under the Delaware General Corporation Law to authorize the terms and issuance of the Units and the Securities that are components of such Units, (c) issuance of the Units in the manner contemplated by the unit agreement, the Registration Statement, the prospectus contained therein and the related prospectus supplement(s) and (d) upon payment of the consideration therefor provided for therein, such Units will be validly issued and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws.

(b) Our opinions are subject to the effect of general principles of equity, including (without limitation) principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinions are subject to the qualification that rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

Our opinions expressed above are limited to the Delaware General Corporation Law and the laws of the State of California.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities described above.

Very truly yours, /s/ DORSEY & WHITNEY LLP